AGREEMENT


AMENDED AND RESTATED AGREEMENT, restated as of December 31, 1992 (the "Agreement") between KERR-McGEE CORPORATION, a Delaware corporation having its executive offices at Oklahoma City, Oklahoma (the "Company"), and Russell G. Homer, Jr., residing in Oklahoma City, Oklahoma (the "Executive"). Unless otherwise indicated, terms used herein and defined in Schedule A and Schedule I-A to Annexure 1 shall have the meanings assigned to them in said Schedules, as applicable.

WHEREAS, the Executive is currently employed by the Company and/or its Subsidiaries pursuant to an amended and restated agreement, restated as of February 1, 1988 (the "Existing Agreement"); and

WHEREAS, the Executive and the Company's Board of Directors believe that such Existing Agreement, which is a three-year self-renewing employment agreement, should be amended and restated as of December 31, 1992; and

WHEREAS, the Company's Board of Directors has determined that it wishes to continue the employment of the Executive and that it is appropriate to reinforce the continued attention and dedication of the Executive to his assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change of Control of the Company; and

WHEREAS, the Company and the Executive now wish to amend and restate the Existing Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the Company and the Executive agree as follows:

1. Operation of Agreement: From the effective date of this Agreement through and including January 31, 1996, or the occurrence of a Change of Control as defined in Schedule A, whichever occurs earlier (the earlier of such dates being referred to as the "Annexure 1 Effective Date"), the operative provisions of this Agreement shall be as set forth in Sections 2 through 19 below and Schedule A hereto. Beginning the Annexure 1 Effective Date, the operative provisions of this Agreement shall be as set forth in Annexure 1 hereto, including Schedule I-A thereto (the "Annexure 1 Provisions"). When used in Annexure 1, the term "Agreement" shall refer to and mean Annexure 1. Beginning the Annexure 1 Effective Date, the operative provisions of this Agreement as set forth in Sections 2 through 19 and Schedule A shall be superseded and replaced by the Annexure 1 Provisions.

2. Employment: The Company agrees to continue to employ the Executive and he agrees to continue to serve the Company and its Subsidiaries, upon the terms and conditions stated herein, for the term of employment commencing on the date hereof and ending on January 31, 1996, unless such employment is (i) prior to a Change of Control, involuntarily terminated hereunder for Reason or as a result of the Executive's death or disability or (ii) subsequent to a Change of Control, involuntarily terminated hereunder for Cause or as a result of the Executive's death or Disability or terminated hereunder by the Executive for Good Reason. Following a Change of Control any involuntary termination of the Executive's employment hereunder for any reason other than death shall be communicated by a Notice of Termination. The Executive will be employed in an executive capacity and will perform the duties of Vice President and General Counsel or such other duties as may be assigned to him from time to time by the Company.

The Executive shall devote substantially all of his business time, attention, skill and efforts to the business of the Company and its Subsidiaries while employed hereunder and shall perform the duties of his position and any other duties assigned to him by the Company to the best of his ability.

3. Compensation: As compensation for his services, the Company agrees to pay the Executive, so long as he shall be employed hereunder, a salary determined from time to time by the Company, but at a rate not less than $175,000. per annum, payable either biweekly or in equal semimonthly installments on the fifteenth and last day of the month, provided that if at any time while the Executive is employed hereunder he should receive an increase in the annual base salary being paid him by the Company, the above specified minimum salary rate shall thereupon increase by a corresponding amount. The Executive shall also be eligible for participation in any employee benefit plans and compensation programs available to salaried employees or employees generally of the Company or any Subsidiary that employs the Executive.

4. Noncompetition: The Executive agrees that at any time while employed hereunder he will not engage in any activity competitive with any business carried on by the Company or its Subsidiaries and Affiliates, without obtaining the specific prior written consent of the Company. He, however, shall be free without the consent of the Company to purchase stocks or other securities of any corporation listed on a national securities exchange or included in a published "over the counters" list.

5. Compensation During Illness: If while employed hereunder the Executive shall become unable to perform his duties hereunder due to illness or other incapacity, compensation during such period shall be provided in accordance with the sick leave policy for salaried employees or employees generally of the Company or any Subsidiary that employs the Executive, or if applicable, under an income protection insurance plan for salaried employees and employees generally of the Company or any Subsidiary that employs the Executive. Subject to the other terms of this Agreement, no other compensation shall be provided during the period of such illness or incapacity.

6. Death: In the event of the Executive's death while employed hereunder, his spouse, or personal representative if such spouse shall have died, shall be entitled to receive his salary at the rate then in effect through the date of his death plus one additional pay period as provided under the Company's pay policy, as well as any amounts previously earned and not paid for the periods of service prior to his date of death.

7. Successors: Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation or the sale by the
Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement in connection with any of the above mentioned actions; provided that the Company will require any successor (whether direct or indirect, by merger, consolidation or otherwise) to all or substantially all of the properties or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession has taken place. This Agreement shall not be assignable by the Executive or by the Company or its successors except as provided herein.

8. Retirement: Notwithstanding the Executive's agreement herein to serve for the term of his employment under this Agreement, the Executive may retire under a retirement plan available to salaried employees or employees generally of the Company or any Subsidiary that employs the Executive when entitled to do so, except that he may elect early retirement under any such plan only upon giving the Company (or a Subsidiary employing the Executive) six months' written notice; and upon his retirement his term of employment hereunder shall terminate. Notwithstanding the foregoing, following a Change of Control, (i) the Executive may elect early retirement under a retirement plan available to salaried employees or employees generally of the Company or any Subsidiary that employs the Executive upon giving the Company (or a Subsidiary employing the Executive) two days' written notice and (ii) any retirement under such plan that is coincident with or subsequent to an involuntary termination of the Executive's employment for any reason other than Cause, death or Disability or the Executive's termination of his employment hereunder for Good Reason, will not preclude payments under this Agreement to which the Executive is entitled in respect of such termination.

9. Compensation Upon Termination Following a Change of Control: In addition to the rights and benefits accruing to the Executive as otherwise described in this Agreement, in the event that (a) a Change of Control shall have occurred while the Executive is employed hereunder and (b) the Executive's employment hereunder shall be involuntarily terminated for any reason other than Cause, death or Disability or the Executive shall terminate his employment hereunder for Good Reason, then the Company shall make a lump sum payment in cash to the Executive as severance pay on the fifth day following the Date of Termination equal to three times the Executive's annual base salary (including for these purposes any amounts previously deferred under any qualified or nonqualified deferred compensation plan, program or arrangement) in effect immediately prior to the date that either a Change of Control shall occur or such termination, whichever salary is higher; provided, however, that if all or any portion of the payments or benefits provided under this Section 9, either alone or together with other payments and benefits which the Executive receives or is then entitled to receive from the Company or any Subsidiary, would constitute a "parachute payment" within the meaning of Section 280G of the Code, then the payments and benefits provided to the Executive under this Section 9 shall be reduced but only to the extent necessary that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code; but only if, by reason of such reduction, the Executive's Net After Tax Benefit shall exceed the Net After Tax Benefit if such reduction were not made. The foregoing calculations (and any calculations required under the definition of Net After Tax Benefit) shal1 be made, at the Company's expense, by the Company and the Executive. If no agreement on the calculations is reached within five days of the Date of Termination then the Executive and the Company will agree to the selection of an accounting firm to make the calculations. If no agreement can be reached regarding the selection of an accounting firm, the Company shall select a "big six" accounting firm which has no current or recent business relationship with the Company or with the Executive. The determination of any such firm selected will be conclusive and binding on all parties.

10. Acceleration and Vesting of Stock Plans. Stock Options and SAR'S Following a Change of Control: In the event a Change of Control of the Company shall have occurred while the Executive is employed hereunder, then, notwithstanding the terms and conditions of any benefit plan or compensation program of the Company or any Subsidiary that employs the Executive including but not limited to any purchase plan, stock grant plan, stock option plan, employee stock ownership plan or similar plan or program (excluding any plan qualified under Section 401(a) of the Code), the Company agrees (i) to accelerate, vest, and make immediately exercisable in full (to the extent not already provided for under the terms of such applicable plans or programs) all unexercisable installments of all options to acquire securities of the Company and any accompanying stock appreciation rights, which are Beneficially Owned by the Executive on the date of such Change of Control, and (ii) to waive any applicable restrictions, including resale restrictions or rights of repurchase, relating to or imposed on securities granted by the Company to the Executive pursuant to such plans or programs which securities are Beneficially Owned by the Executive on such date.
11. Benefits Restoration Plan Following Change of Control: To the extent that the Executive is or becomes a participant in the Benefits Restoration Plan, the Company shall amend or have amended the Benefits Restoration Plan, which amendment shall thereafter remain in effect, to provide that in the event a Change of Control shall have occurred while the Executive is employed hereunder and the Executive's employment hereunder shall be involuntarily terminated for any reason other than Cause, death or Disability or the Executive shall terminate his employment hereunder for Good Reason, then the Executive shall be entitled to a nonforfeitable right to all benefits credited to such Executive to such additional years of credit for purposes of calculating the years of service and age of such Executive under the terms of the Benefits Restoration Plan equal to the lesser of (i) five years or (ii) the number of years necessary to bring the Executive to age 65 under the terms of the Benefits Restoration Plan.

12. Mitigation: If at any time the Executive's employment hereunder shall be terminated for any reason, then all payments and benefit to which the Executive is entitled under this Agreement shall be made and provided without offset, deduction or mitigation on account of income the Executive could or may receive from other employment or otherwise; provided, however, that if the Executive is involuntarily terminated for any reason other than Reason, prior to the Change of Control, then, until the term of this Agreement ends, the amount payable under this Agreement shall be reduced by any compensation actually received by the Executive from comparable employment (as to position, compensation and responsibility) with any person or entity that is engaged in a business that is competitive with the Company or its Subsidiaries and Affiliates.

13. Legal Expenses: The Company shall pay (at least monthly) all costs and expenses, including reasonable attorneys' fees and disbursements, which the Executive may incur in connection with any litigation, arbitration or similar proceeding, whether instituted by the Company or the Executive, with respect to the interpretation or enforcement of any provision under this Agreement.

14. Accommodations and Travel Expenses: The Company agrees that while the Executive is employed hereunder he shall be furnished office space and accommodations suitable to the character of his position and adequate for the performance of his duties. Reasonable traveling expenses incurred by him in traveling on business of the Company and its Subsidiaries will be reimbursed in accordance with the established traveling expense policy of the Company or any Subsidiary that employs the Executive.

15. Notices: Any notices required under the terms of this Agreement shall be effective when mailed, postage prepaid, by certified mail, addressed:

If to Kerr-McGee:                Frank A. McPherson
                                 Chairman of the Board and
                                 Chief Executive Officer
                                 Kerr-McGee Corporation
                                 Kerr-McGee Center
                                 Oklahoma City, Oklahoma 73102

If to the Executive:             Russell G. Homer, Jr.
                                 3224 Rock Hollow Road
                                 Oklahoma City, Oklahoma 73120

16. Entire Agreement: This Agreement comprises the entire agreement between the Company and its Subsidiaries and the Executive and shall supersede any and all previous contracts, agreements or understandings between the Company and its Subsidiaries and the Executive with respect to the subject matter hereof. This Agreement may not be modified except by written agreement between the parties. Subject to Section 1 hereof, any inconsistency between Sections 9, 10, 11, 12, 13, 16, 17, 18 and 19 of this Agreement and any other provisions of this Agreement shall be resolved in favor of such Sections.

17. Arbitration: Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Oklahoma City, Oklahoma, or, at the option of the Executive, in the county where the Executive resides, in accordance with the Rules of the American Arbitration Association then in effect; provided, however, that if the Executive institutes an action relating to this Agreement the Executive may, at his option, bring such action in an Oklahoma court of competent jurisdiction. Judgment may be entered on the arbitrator's award in any such court having jurisdiction.

18. Separability: Any provision of this Agreement which is held to be unenforceable or invalid in any respect in any jurisdiction shall be ineffective in such jurisdiction to the extent that it is unenforceable or invalid without affecting the remaining provisions hereof, which shall continue in full force and effect. The enforceability or invalidity of a provision of this Agreement in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. Section and Other Headings: The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement on the 31st day of March, 1993.


                                               KERR-McGEE CORPORATION



                                               By     (F. A. McPherson)
                                                      F. A. McPherson
(Russell G. Horner, Jr.)                              Chairman of the Board and
Russell G. Horner, Jr.                                Chief Executive Officer





                                                                     Schedule A

                               Certain Definitions


As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

"Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

"Beneficial Owner" has the meaning set forth in Rules 13d-3 and 13d-5 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

"Benefits Restoration Plan" means the Company's Benefits Restoration Plan, effective September 12, 1989, as amended.

"Cause" means willful and gross misconduct on the part of the Executive that has a materially adverse effect on the Company and its Subsidiaries, taken as a whole, or the conviction of the Executive of a felony under United States federal, state or local criminal law, as determined in good faith by a written resolution duly adopted by the affirmative vote of not less than 2/3 of all of the directors who are not employees, officers, or otherwise Affiliates of the Company.

"Change of Control" means any one of the following: (a) a change in any two year period in a majority of the members of the Board of Directors of the Company resulting from the election of directors who were not directors at the beginning of such period (other than the election of directors to fill vacancies created by death or Disability, or the election of a director to replace a director who by virtue of his age is not eligible for election under the By-laws of the Company as in effect on the date of this Agreement); (b) any Person or Group, together with its Affiliates, becomes the Beneficial Owner, directly or indirectly, of 25% or more of the Company's then outstanding Common Stock or 25% or more of the voting power of the Company's then outstanding securities entitled to vote generally for the election of the Company's directors; (c) the approval by the Company's stockholders of (i) the merger or consolidation of the Company with any other corporation (other than a merger or consolidation of the Company and a wholly-owned subsidiary in which the holders of the Company's Common Stock immediately prior to such merger or consolidation have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or consolidation), (ii) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company or (iii) the liquidation or dissolution of the Company; or (d) a majority of the members of the Board of Directors in office immediately prior to a proposed transaction, if determined by written resolution that such proposed transaction, if taken, will be deemed a Change of Control and such proposed transaction is effected.

"Code" means the Internal Revenue Code of 1986, as amended.

"Date of Termination" means (i) if the Executive's employment is terminated under this Agreement due to Disability, thirty days after Notice of Termination is given to the Executive (provided the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty-day period) or (ii) if the Executive's employment is involuntarily terminated under this Agreement for any other reason, the date on which a Notice of Termination is given; provided, however, that if within thirty days after any Notice of Termination is given to the Executive, the Executive notifies the Company or the Subsidiary that employs the Executive that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

"Disability" means that (i) a person has been totally incapacitated by bodily injury or physical or mental disease so as to be prevented thereby from engaging in a comparable occupation or employment for remuneration or profit, (ii) such person will be subject to such total incapacity for a period of at least eighteen consecutive months and (iii) such person is disabled for purposes of any and all of the plans or programs of the Company or any Subsidiary that employs the Executive under which benefits, compensation or awards are contingent upon a finding of disability. The determination with respect to whether the Executive is suffering from a Disability will be determined by a mutually acceptable physician or, if there is no physician mutually acceptable to the Company and the Executive, by a physician selected by the Dean of the University of Oklahoma Medical School.

"Good Reason" means (a) without the Executive's express written consent, (i) (A) the assignment to the Executive of any duties, or any limitation of the Executive's responsibilities, inconsistent with the Executive's positions, duties, responsibilities and status with the Company or any Subsidiary that employs the Executive immediately prior to the date of the Change of Control, or
(B) any removal of the Executive from, or any failure to re-elect the Executive to, any of the Executive's positions with the Company or any Subsidiary that employs the Executive immediately prior to the Change of Control, except in connection with the involuntary termination of the Executive's employment hereunder for Cause or as a result of the Executive's death or Disability or the termination of the Executive's employment on the Executive's normal retirement date; (b) any failure by the Company to pay, or any reduction by the Company of, the Executive's base annual salary or bonus compensation in effect immediately prior to the Change of Control; (c) any failure by the Company or any Subsidiary that employs the Executive to (i) continue to provide the Executive with the opportunity to participate, on terms no less favorable than those in effect immediately prior to the Change of Control, in any benefit plans and compensation programs in which the Executive was participating immediately prior to the Change of Control, or their equivalent, including but not limited to participation in pension, profit sharing, stock grants, stock option, savings, employee stock ownership, incentive compensation, group insurance plans or similar plans or programs or (ii) provide the Executive with all other fringe benefits (or their equivalent), including paid vacation, from time to time in effect for the benefit of any executive, management or administrative group which customarily includes a person holding the employment position with the
Company or its Subsidiaries then held by the Executive; (d) without the Executive's express written consent, the relocation of the Company's headquarters or of the principal place of the Executive's employment to a location that is more than 35 miles further from the Executive's principal residence than such principal place of employment immediately prior to the Change of Control; (e) any change in the sick leave policy for salaried employees or employees generally of the Company or any Subsidiary that employs the Executive which has an adverse effect on the Executive's rights and benefits pursuant to such policy; (f) any reduction in the benefits provided to the Executive pursuant to Section 14 of this Agreement; (g) any reduction to the extent applicable in benefits offered under an income protection insurance plan for salaried employees or employees generally of the Company or any Subsidiary that employs the Executive; (h) any change in the pay policy for salaried employees or employees generally of the Company or any Subsidiary that employs the Executive which has an adverse effect on the Executive's rights and benefits pursuant to such policy; (i) with respect to a Subsidiary that employs the Executive, the sale by the Company of 25% or more of such Subsidiary's common stock or 25% or more of the Subsidiary's then outstanding securities entitled to vote generally for the election of the Subsidiary's directors, or the sale by the Company of all or substantially all of the assets of such Subsidiary; (j) the breach of any provision of this Agreement by the Company or (k) the failure of any successor company to the Company to expressly assume this Agreement.

"Group" has the meaning set forth in Rule 13d-5 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

"Net After Tax Benefit" means the sum of (i) the total amounts payable to the Executive under Section 9 of this Agreement, plus (ii) all other payments and benefits which the Executive receives or is then entitled to receive from the Company or any Subsidiary that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (iii) the amount of federal income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Executive (based upon the rate in effect for such year as set forth in the Code at the time of termination of his employment), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and
(ii) above by Section 4999 of the Code.

"Notice of Termination" means a written notice which shall indicate those specific provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

"Person" means any individual, firm, corporation, group (as such term is used in Rule 13d of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended) or other entity.

"Reason" means (a) action by the Executive involving willful malfeasance, (b) failure to act by the Executive involving material nonfeasance having a material adverse effect on the Company or the Subsidiary that employs the Executive, (c) the Executive being convicted of a felony under United States federal, state, or local criminal law, or (d) the material breach of any provision of this Agreement by the Executive.

"Subsidiary" with respect to the Company has the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.




                                                                     Annexure 1

                         Operative Provisions beginning
                          the Annexure 1 Effective Date


1.       OPERATION OF AGREEMENT

The operative provisions of this Agreement shall become effective February 1, 1996, or immediately upon a Change of Control occurring after December 31, 1992, whichever occurs earlier, provided that the Executive is employed by the Company immediately prior to such Change of Control. Once the provisions become effective, this Agreement shall not terminate until the third anniversary of the Change of Control. Notwithstanding the termination of this Agreement, the Company shall remain liable for any rights or payments arising prior to such termination to which the Executive is entitled under this Agreement.

2.       SERVICE AFTER CHANGE OF CONTROL

Following a Change of Control, the Company will not terminate the Executive's employment with the Company except on account of Cause prior to the third anniversary of the Change of Control. Upon any termination of employment of the Executive, other than for Cause or upon death, a Notice of Termination shall be provided by the party causing such termination of employment.

3.       BENEFITS UPON CHANGE OF CONTROL

(a) Stock Plans. Notwithstanding the terms and conditions of any benefit plan or compensation program of the Company or any Subsidiary that employs the Executive including but not limited to any purchase plan, stock grant plan, stock option plan, employee stock ownership plan or similar plan or program (excluding any plan qualified under Section 401(a) of the Code), the Company shall, upon the occurrence of the Change of Control which causes this Agreement to become effective (i) accelerate, vest and make immediately exercisable in full (to the extent not already provided for under the terms of such applicable plans or programs) all unexercisable installments of all options to acquire securities of the Company and any accompanying stock appreciation rights, of which the Executive is the Beneficial Owner on the date of such Change of Control and (ii) waive any applicable restrictions including resale restrictions or rights of repurchase, relating to or imposed on securities granted by the Company to the Executive pursuant to such plans or programs which securities the Executive is the Beneficial Owner of on the date of such Change of Control.

(b) Pension Plan. Following a Change of Control, the Executive may elect early retirement under a retirement plan available to salaried employees or employees generally of the Company or any Subsidiary that employs the Executive upon giving the Company (or a Subsidiary employing the Executive) two days' written notice.

(c) Benefits Restoration Plan. To the extent that the Executive is or becomes a participant in the Benefits Restoration Plan, the Company shall amend or have amended the Benefits Restoration Plan, which amendment shall thereafter remain in effect, to provide in the event of an Executive's Termination for the benefits specified in Section 4(b) hereof.

(d) Death of an Executive. In the event of the Executive's death prior to Termination, but while employed by the Company or any Subsidiary, as the case may be, his spouse or personal representative, if such spouse shall have died, shall be entitled to receive his salary at the rate then in effect through the date of his death, plus one additional pay period, as provided under the Company's pay policy, as well as any amounts previously earned and not paid for the periods of service prior to his date of death.

4.       PAYMENTS AND BENEFITS UPON TERMINATION

The Executive shall be entitled to the following payments and benefits following
Termination:

(a) Termination Payment. In recognition of past services to the Company by the Executive and in consideration for the undertaking by the Executive to provide services to the Company, pursuant to Section 2 hereof, the Company shall make a lump sum payment in cash to the Executive as severance pay on the fifth day following the Date of Termination equal to three times the Executive's annual base salary (including for these purposes any amounts previously deferred under any qualified or nonqualified deferred compensation plan, program or arrangement) in effect immediately prior to the date that either a Change of Control shall occur or such Date of Termination, whichever salary is higher.

Notwithstanding the foregoing, if all or any portion of the payments or benefits provided under this Section 4(a), either alone or together with other payments and benefits which the Executive receives or is then entitled to receive from the Company or any Subsidiary, would constitute a Parachute Payment, then the payments and benefits provided to the Executive under this Section 4(a) shall be reduced but only to the extent necessary to ensure that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code; but only if, by reason of such reduction, the Executive's Net After Tax Benefit shall exceed the Net After Tax Benefit if such reduction were not made. The foregoing calculations (and any calculations required under the definition of Net After Tax Benefit) shall be made, at the Company's expense, by the Company and the Executive. If no agreement on the calculations is reached within five days of the Date of Termination, then the Executive and the Company will agree to the selection of an accounting firm to make the calculations. If no agreement can be reached regarding the selection of an accounting firm, the Company shall select a "big six" accounting firm which has no current or recent business relationship with the Company or with the Person or Group responsible for the Change of Control. The determination of any such firm selected will be conclusive and binding on all parties.

(b) Benefits Restoration Plan. The Executive shall be entitled to additional years of credit for purposes of calculating the years of service and age of such Executive under the terms of the Benefits Restoration Plan equal to the lesser of (i) five years or (ii) the number of years necessary to bring the Executive to age 65 under the terms of the Benefits Restoration Plan, and the Executive shall have a nonforfeitable right to any and all benefits credited to such Executive under the Benefits Restoration Plan.

(c) Death of the Executive. In the event of the Executive's death subsequent to Termination, all payments and benefits required by this Agreement shall be paid to the Executive's designated beneficiary or beneficiaries or, if he has not designated a beneficiary or beneficiaries, to his estate.

5.       CONFIDENTIALITY

The Executive agrees to hold in confidence any and all confidential information known to him concerning the Company and its Subsidiaries and their respective businesses so long as such information is not otherwise publicly disclosed.

6.       ARBITRATION

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Oklahoma City, Oklahoma, or, at the option of the Executive, in the county where the Executive resides, in accordance with the Rules of the American Arbitration Association then in effect; provided, however, that if the Executive institutes an action relating to this Agreement the Executive may, at his option, bring such action in an Oklahoma court of competent jurisdiction. Judgment may be entered on the arbitrator's award in any such court having jurisdiction.

7.       CONFLICT IN BENEFITS

This Agreement is not intended to and shall not adversely affect, limit or terminate any other agreement or arrangement between the Executive and the Company presently in effect or hereafter entered into' including any employee benefit plan under which the Executive is entitled to benefits.


8.       MISCELLANEOUS

(a) No Mitigation. All payments and benefits to which the Executive is entitled under this Agreement shall be made and provided without offset, deduction or mitigation on account of income the Executive could or may receive from other employment or otherwise.

(b) Legal Expenses. The Company shall pay all costs and expenses, including reasonable attorneys' fees and disbursements, of the Executive, at least monthly, in connection with any litigation, arbitration or similar proceeding, whether or not instituted by the Company or the Executive, with respect to the interpretation or enforcement of any provision of this Agreement.

(c) Notices. Any notices required under the terms of this Agreement shall be effective when mailed, postage prepaid, by certified mail and addressed to, in the case of the Company:

               Frank A. McPherson
               Chairman of the Board and
               Chief Executive Officer
               Kerr-McGee Corporation
               Kerr-McGee Center
               Oklahoma City, Oklahoma 73102

and to, in the case of the Executive:

               Russell G. Homer, Jr.
               3224 Rock Hollow Road
               Oklahoma City, Oklahoma 73120

Either party may designate a different address by giving written notice of change of address in the manner provided above.

(d) Waiver. No waiver or modification in whole or in part of this Agreement, or any term or condition hereof, shall be effective against any party unless in writing and duly signed by the party sought to be bound. Any waiver of any breach of any provision hereof or any right or power by any party on one occasion shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

(e) Binding Effect; Successors. Subject to the provisions hereof, nothing in the Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation or the sale by the Company of all or substantially all of its properties and assets, or the assignment of this Agreement by the Company in connection with any of the foregoing actions. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and the Executive and their respective heirs, legal representatives, successors and assigns. If the Company shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The provisions of this Section 8(e) shall continue to apply to each subsequent employer of the Executive hereunder in the event of any subsequent merger, consolidation or transfer of assets of such subsequent employer.

(f) Separability. Any provision of this Agreement which is held to be unenforceable or invalid in any respect in any jurisdiction shall be ineffective in such jurisdiction to the extent that it is unenforceable or invalid without affecting the remaining provisions hereof, which shall continue in full force and effect. The enforceability or invalidity of a provision of this Agreement in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed therein.

(h) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(i) Entire Agreement. This Agreement comprise the entire agreement between the Company and its Subsidiaries and the Executive and shall supersede any and all previous contracts, agreements or understandings between the Company and its Subsidiaries and the Executive with respect to the subject matter hereof.



                                                                   Schedule I-A
                                                                  to Annexure 1

                               CERTAIN DEFINITIONS


As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

"Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

"Beneficial Owner" has the meaning set forth in Rules 13d-3 and 13d-5 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

"Benefits Restoration Plan" means the Company's Benefits Restoration Plan, As Amended and Restated Effective September 12, 1989, as amended.

"Cause" means willful and gross misconduct on the part of the Executive that has a materially adverse effect on the Company and its Subsidiaries, taken as a whole, or the conviction of the Executive of a felony under United States federal, state or local criminal law, as determined in good faith by a written resolution duly adopted by the affirmative vote of not less than two-thirds of all of the directors who are not employees, officers, or otherwise Affiliates of the Company.

"Change of Control" means any one of the following: (a) a change in any two year period in a majority of the members of the Board of Directors of the Company resulting from the election of directors who were not directors at the beginning of such period (other than the election of directors to fill vacancies created by death or Disability, or the election of a director to replace a director who by virtue of his age is not eligible for election under the by-laws of the Company as in effect on the date of this Agreement); (b) any Person or Group, together with its Affiliates, become the Beneficial Owner, directly or indirectly, of 25% or more of the Company's then outstanding Common Stock or 25% or more of the voting power of the Company's then outstanding securities entitled to vote generally for the election of the Company's directors; (c) the approval by the Company's stockholders of (i) the merger or consolidation of the Company with any other corporation (other than a merger or consolidation of the Company and a wholly-owned Subsidiary in which the holders of the Company's Common Stock immediately prior to such merger or consolidation have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or consolidation), (ii) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company; or (d) a majority of the members of the Board of Directors in office immediately prior to a proposed transaction determined by written resolution that such proposed transaction, if taken, will be deemed a Change of Control and such proposed transaction is affected.

"Code" means the Internal Revenue Code of 1986, as amended.

"Date of Termination" means if the Executive's employment is terminated during the term of this Agreement, the date on which a Notice of Termination is given; provided, however, that if within thirty days after any Notice of Termination is given to the Executive, the Executive notifies the Company or the Subsidiary that employs the Executive that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

"Disability" means that (i) a person has been totally incapacitated by bodily injury or physical or mental disease so as to be prevented thereby from engaging in a comparable occupation or employment for remuneration or profit, (ii) such person will be subject to such total incapacity for a period of at least eighteen consecutive months and (iii) such person is disabled for purposes of any and all of the plans or programs of the Company or any Subsidiary that employs the Executive under which benefits, compensation or awards are contingent upon a finding of disability. The determination with respect to whether the Executive is suffering from a Disability will be determined by a mutually acceptable physician or, if there is no physician mutually acceptable to the Company and the Executive, by a physician selected by the Dean of the University of Oklahoma Medical School.

"Good Reason" means (a) without the Executive's express written consent, (i) the assignment to the Executive of any duties, or any limitation of the Executive's responsibilities, inconsistent with the Executive's positions, duties, responsibilities and status with the Company or any Subsidiary that employs the Executive immediately prior to the date of the Change of Control, or (ii) any removal of the Executive from, or any failure to re-elect the Executive to, any of the Executive's positions with the Company or any Subsidiary that employs the Executive immediately prior to the Change of Control, except in connection with the involuntary termination of the Executive's employment by the Company for Cause or as a result of the Executive's death or Disability; (b) any failure by the Company to pay, or any reduction by the Company of, the Executive's base annual salary or bonus compensation in effect immediately prior to the Change of Control; (c) any failure by the Company or any Subsidiary that employs the Executive to (i) continue to provide the Executive with the opportunity to participate, on terms no less favorable than those in effect immediately prior to the Change of Control, in any benefit plans and compensation programs in which the Executive was participating immediately prior to the Change of Control or their equivalent, including, but not limited to, participation in pension, profit-sharing, stock grants, stock option, savings, employee stock ownership, incentive compensation, group insurance plans or similar plans or programs, or
(ii) provide the Executive with all other fringes benefits (or their equivalent) including paid vacation, from time to time in effect for the benefit of any executive, management or administrative group which customarily includes a person holding the employment position with the Company or its Subsidiaries then held by the Executive; (d) without the Executive's express written consent, the relocation of the Company's headquarters or of the principal place of the Executive's employment to a location that is more than 35 miles further from the Executive's principal residence than such principal place of employment immediately prior to the Change of Control; (e) any change in the sick leave policy for salaried employees or employees generally of the Company or any Subsidiary that employs the Executive which has an adverse effect on the Executive's rights and benefits pursuant to such policy; (f) any reduction to the extent applicable in benefits offered under an income protection insurance plan for salaried employees or employees generally of the Company or any Subsidiary that employs the Executive; (g) any change in the pay policy for salaried employees or employees generally of the Company or any Subsidiary that employs the Executive which has an adverse effect on the Executive's rights and benefits pursuant to such policy; (h) with respect to a Subsidiary that employs the Executive, the sale by the Company of 25% or more of such Subsidiary's common stock or 25% or more of the Subsidiary's then outstanding securities entitled to vote generally for the election of the Subsidiary's directors, or the sale by the Company of all or substantially all of the assets of such Subsidiary; (i) the breach of any provision of this Agreement by the Company or
(j) the failure of any successor company to the Company to expressly assume this Agreement.

"Group" has the meaning set forth in Rule 13d-5 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

"Net After Tax Benefit" means the sum of (i) the total amounts payable to the Executive under Section 4(a) of this Agreement, plus (ii) all other payments and benefits which the Executive receives or is then entitled to receive from the Company or any Subsidiary that would constitute a Parachute Payment, less (iii) the amount of federal income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Executive (based upon the rate in effect for such year as set forth in the Code at the time of termination of his employment), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code.

"Notice of Termination" means a written notice to the Executive or to the Company, as the case may be, which shall indicate those specific provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Executive's employment constituting a Termination under the provision so indicated.

"Parachute Payment" means any payment deemed to constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

"Person" means any individual, firm, corporation, group (as such term is used in Rule 13d of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended) or other entity.

"Subsidiary" with respect to the Company has the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

"Termination" means following the occurrence of any Change of Control by the Company (i) the involuntary termination of the employment of the Executive for any reason other than for Cause, death or Disability, or (ii) the termination of employment by the Executive for Good Reason; provided, however, that any retirement under a retirement plan available to salaried employees or employees generally of the Company or any Subsidiary that employs the Executive that is coincident with or subsequent to a Termination, will not preclude payments under this Agreement to which the Executive is entitled in respect of such Termination.